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                                                                     EXHIBIT 4.4

     YEAR 2003 PERFORMANCE CONTRACT WITH CFO OF PETROCHINA COMPANY LIMITED

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
Offeree: Name: WANG, Guoliang                             Offeror: Name: CHEN, Geng         Term of the Contract: January 1, 2003 to
                                                                                                                  December 31, 2003

Title:   Vice President of PetroChina Company Limited     Title:   President of PetroChina
         ("PetroChina")                                                                     Date of Execution: January 18, 2003

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INDICES                       KEY PERFORMANCE INDICES            WEIGHT  MEASUREMENT        TARGET            ACTUAL
                              (KPI)                                                                           PERFORMANCE
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
Profits Indices               Rate of return of the invested     30%     %                  8.38
                              capital of PetroChina (ROIC)

                              Net income of PetroChina (NI)      15%     In million RMB     34,280

                              Free cash flow of PetroChina       15%     In million RMB     3,880
                              (FCF)
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Operating Indices             Cost for capital raising           10%     In million RMB     5% or more lower
                                                                                            than the base
                                                                                            interest rate as
                                                                                            stipulated by
                                                                                            the State
                              ------------------------------------------------------------------------------------------------------
                              Receivables                        15%     %                  Per Shiyoucaizi
                                                                                            [2001] 311
                              ------------------------------------------------------------------------------------------------------
                              Balance of RMB deposits            5%      In million RMB     14,000
                              ------------------------------------------------------------------------------------------------------
                              Performance rate of the            10%     %                  100
                              financial Budget indices
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Indices to Be Put under       Safety rate of capital             No case involving capital loss exceeding     Comprehensive
Control                       operation                          RMB500,000                                   performance expressed
                                                                                                              in marks to be reduced
                                                                                                              by 5 marks if
                                                                                                              exceeding target of
                                                                                                              the index put under
                                                                                                              control.
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Signature of Offeree: /s/ WANG GUOLIANG  Signature of Offeror: /s/ CHEN GENG
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